AMENDMENT TO THE
ADVISORS SERIES TRUST
CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 30th day of August, 2006, to the Custody Agreement, dated as of June 6, 2006, as amended June 15, 2006 (the "Agreement"), is entered by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bank National Association, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following:

Exhibit Q to the Agreement is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANK, N.A.

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy____________

Name: Douglas G. Hess	Name: Michael R. McVoy

Title: Treasurer	Title: Vice President

Exhibit Q
to the
Separate Series of Advisors Series Trust Custody Agreement

Phocas Financial Corporation

Name of Series	Date Added
Phocas Real Estate Fund	on or about 9/29/06
Phocas Small Cap Value Fund	on or about 9/29/06

For the services rendered by U.S. Bank under this Agreement, the Fund(s) listed herein shall pay U.S. Bank compensation as set forth in the Fee Schedule below:

DOMESTIC CUSTODY SERVICES ANNUAL FEE SCHEDULE effective 9/29/06

Annual fee based upon market value per fund*:
_ basis point on fund assets
Minimum annual fee per fund - $____

Portfolio Transaction Fees
$  __ per US Bank repurchase agreement transaction
$  __ per book entry security (depository or Federal Reserve system) and non-US Bank repurchase agrmt
$  __ per portfolio transaction processed through our New York custodian definitive security (physical)
$  __ per principal paydown
$  __ per option/future contract written, exercised or expired
$  __ per Cedel/Euroclear transaction
$  __ per mutual fund trade
$  __ per Fed Wire
$  __ per margin variation Fed wire
$  __ per short sale

ReportSource - $___ /month – Web reporting

•  A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
•  No charge for the initial conversion free receipt.
•  Overdrafts – charged to the account at prime interest rate plus 2.
•  Plus out-of-pocket expenses, and extraordinary expenses based upon complexity, including items such as shipping fees or transfer fees.

Fees are billed monthly.
* Subject to CPI increase, Milwaukee MSA.

Exhibit Q (continued)
to the
Separate Series of Advisors Series Trust Custody Agreement

Phocas Financial Corporation

Multiple Series Trust CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE effective 9/29/06

Chief Compliance Officer Support Services
U.S, Bancorp provides the Chief Compliance Officer (CCO) of each fund serviced within the Multiple Series Trust.  Indicated below are samples of functions performed by USBFS in this CCO role:
•  Business Line Functions Supported
•  Fund Administration and Compliance
•  Transfer Agent and Shareholder Services
•  Fund Accounting
•  Custody Services
•  Securities Lending Services
•  Distribution Services
•  MST Chief Compliance Officer
•  MST Fund Board Liaison For All Compliance Matters
•  Daily Resource to Fund CCO, Fund Board, Advisor
•  Provide USBFS/USB Critical Procedures & Compliance Controls
•  Daily and Periodic Reporting
•  Periodic CCO Conference Calls
•  Dissemination of Industry/Regulatory Information
•  Client & Business Line CCO Education & Training
•  Due Diligence Review of USBFS Service Facilities
•  Quarterly USBFS Certification
•  Board Meeting Presentation and Board Support
•  Testing, Documentation, Reporting

Chief Compliance Officer (CCO)*
•  $____ per year per domestic fund
•  $____ per year per international fund

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.